Example Template : 77O




DEUTSCHE ULTRA-SHORT INVESTMENT GRADE
FUND

N-Sar September 1, 2015 - February 29, 2016




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering
	Offering Price of Shares	Total ($) Amt of
Offering	 Amt of shares Purch by Fund
	% of Offering Purchased by Fund
	% of Funds Total Assets	Brokers
	Purchased From
Chevron Corp	166764BB5	11/10/2015
	$100.0	$250,000,000	$250,000
	0.0010		CITI,DB,JPM
	MORGAN STANLEY, MS, MS
PepsiCo Inc	713448DB1	10/8/2015
	$99.79	$3,000,000,000	$249,473
	0.0001		BCLY,CS,MLPFS	BANK
OF AMERICA NA
WALT DISNEY CO	25468PDG8
	1/5/2016		$100.0
	$250,000	$250,000	0.0025
		CITIGROUP GLOBAL